     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1996
                                                     REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------
                           EQUITABLE RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

       PENNSYLVANIA                                          25-0464690
      (State or other                                     (I.R.S. Employer
      jurisdiction of                                    Identification No.)
     incorporation or
       organization)      420 BOULEVARD OF THE ALLIES
                             PITTSBURGH, PA 15219
                                (412) 261-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ------------
                             JEFFREY C. SWOVELAND
                     VICE PRESIDENT-FINANCE AND TREASURER
                           EQUITABLE RESOURCES, INC.
                          420 BOULEVARD OF THE ALLIES
                             PITTSBURGH, PA 15219
                                (412) 553-5770

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ------------
                                  Copies to:
        MICHAEL C. MCLEAN, ESQ.                ROBERT K. MORRIS, ESQ.
      KIRKPATRICK & LOCKHART LLP              REED SMITH SHAW & MCCLAY
         1500 OLIVER BUILDING                     435 SIXTH AVENUE
         PITTSBURGH, PA 15222                   PITTSBURGH, PA 15219

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this registration statement, as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                     PROPOSED         PROPOSED
                                     AMOUNT      MAXIMUM OFFERING      MAXIMUM
    TITLE OF EACH CLASS OF           TO BE            PRICE           AGGREGATE        AMOUNT OF
  SECURITIES TO BE REGISTERED   REGISTERED(1)(2)   PER UNIT(3)    OFFERING PRICE(3) REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------
Debt Securities                   $168,000,000         100%         $168,000,000       $57,932.00

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- -------------------------------------------------------------------------------
(1) Plus such additional principal amount as may be necessary such that, if
    Debt Securities are issued with original issue discount, the aggregate initial offering price of all Debt Securities registered hereunder will equal $168,000,000.
(2) The Debt Securities offered by the Prospectus included in this
    Registration Statement also include $82,000,000 in principal amount of
    Debt Securities registered under Registration Statement No. 33-53703 and included in such Prospectus pursuant to Rule 429.
(3) Estimated solely for the purposes of determining the registration fee.
                                 ------------
  Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus relating also to Registration Statement No. 33-53703. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-53703, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

PROSPECTUS

                           EQUITABLE RESOURCES, INC.

                                DEBT SECURITIES
                               ----------------

  Equitable Resources, Inc. (the "Company") intends to offer from time to time, in one or more series, non-convertible, senior, unsecured debt securities (the "Debt Securities") with an aggregate initial public offering price or purchase price of up to $250,000,000. The Debt Securities of each series will be offered on terms to be determined at the time of sale. The specific terms of the Debt Securities in respect of which this Prospectus is being delivered, including, where applicable, the designation, aggregate principal amount, denominations, purchase price, maturity, interest rate (which may be fixed or variable), if any, time of payment of interest, if any, any terms for mandatory or optional redemption, any terms for sinking fund payments, any listing on a securities exchange and any other specific terms in connection with the sale of those Debt Securities will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement").
                               ----------------

THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.  ANY
         REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

  Debt Securities may be offered through agents designated from time to time, through dealers or through underwriters also to be so designated or directly to purchasers. See "Plan of Distribution." The names of any such agents, dealers or underwriters will be set forth in the applicable Prospectus Supplement.


                 The date of this Prospectus is June   , 1996

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN THAT PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY DEBT SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

  The Company, a Pennsylvania corporation, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"), all of which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed rates. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange the Common Stock of the Company is listed.

  This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3, of which this Prospectus is a part, and the exhibits thereto (together with all amendments thereto, the "Registration Statement"), which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which reference is hereby made for further information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company incorporates herein by reference the following documents, which also have been or will be filed with the Commission:

  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed on March 26, 1996, and the Company's Amendment No. 1 to the Company's Annual Report on Form 10-K/A filed on April 26, 1996;

  (b) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 filed on May 14, 1996;

  (c) the Company's Current Report on Form 8-K dated March 21, 1996;

  (d) the Company's definitive Proxy Statement dated April 9, 1996 for the Annual Meeting of Shareholders held on May 23, 1996;

  (e) the Company's Registration Statement on Form 8-A registering Preferred Stock Purchase Rights filed on April 16, 1996; and

  (f) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities.

  Any statement contained herein, in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in that Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO: AUDREY C. MOELLER, VICE PRESIDENT AND CORPORATE SECRETARY, EQUITABLE RESOURCES, INC., 420 BOULEVARD OF THE ALLIES, PITTSBURGH, PENNSYLVANIA 15219 (TELEPHONE: (412) 553-5877).

                                  THE COMPANY

  The Company is a diversified energy company engaged in the exploration for, development, production, purchase, transmission, storage, distribution and marketing of natural gas, the extraction of natural gas liquids, the exploration for, development, production and sale of oil, contract drilling, and the marketing of electricity and cogeneration development. The Company's principal executive office is located at 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219.

                                USE OF PROCEEDS

  Except as set forth in the Prospectus Supplement for any particular series of Debt Securities, the Company intends to use the net proceeds from the sale of Debt Securities for general corporate purposes, including working capital, capital expenditures and the repayment or reduction of outstanding indebtedness, including commercial paper obligations.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

     THREE MONTHS                    YEARS ENDED DECEMBER 31,
        ENDED            -------------------------------------------------------------------------
    MARCH 31, 1996       1995           1994            1993            1992            1991
    --------------       ----           -----           -----           -----           -----
        6.06x            .46x           2.37x           3.09x           2.86x           3.30x

  Earnings used to compute the ratio of earnings to fixed charges represent the aggregate of net income, income taxes and fixed charges. Income taxes include current and deferred income taxes and amortization of deferred investment tax credits. Fixed charges consist of interest, including amortization of debt expense less premium, and one-third of all rental expenses. Reference is made to Exhibit 12.1 to the Registration Statement of which this Prospectus is a part for the detailed calculation of the above ratios.

                      DESCRIPTION OF THE DEBT SECURITIES

  The following is a description of certain general provisions of the Debt Securities to be offered pursuant to this Prospectus. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities are to be issued under an Indenture, dated as of June , 1996, between the Company and Bank of Montreal Trust Company, as Trustee (the "Trustee").

  The following summary of certain provisions of the Debt Securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions of or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to the Indenture.

GENERAL

  The Debt Securities will be senior, unsecured obligations of the Company and will rank on a parity with all other outstanding unsecured and unsubordinated indebtedness of the Company.

  The Debt Securities of any series will be issued in definitive form or, if provided in the Prospectus Supplement relating thereto, will be represented in whole or in part by a Global Security or Securities, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of the Depositary's nominee. Each Debt Security represented by a Global Security is referred to herein as a "Book-Entry Security."

  The Indenture does not limit the amount of Debt Securities or of any particular series of Offered Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series.

  Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms or additional provisions of the Offered Debt Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the Person to whom any interest on an Offered Debt Security will be payable, if other than the Person in whose name that Offered Debt Security is registered; (iv) the date or dates on which the principal of the Offered Debt Securities will be payable; (v) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any, or the method of determination of such rate or rates; (vi) the date or dates from which such interest, if any, on the Offered Debt Securities will accrue or the method of determination of such date or dates, the dates on which such interest, if any, will be payable, and the regular record dates for such interest payment dates, if any; (vii) the place or places where the principal of and any premium and interest on the Offered Debt Securities will be payable; (viii) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (ix) the obligation, if any, of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder, and the periods within which, the price or prices at which, and the terms and conditions upon which, such Offered Debt Securities will be so redeemed or purchased; (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (xi) if other than U.S. dollars, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Debt Securities will be payable and the manner of determining the equivalent thereof in U.S. dollars for purposes of the definition of "Outstanding" in the Indenture; (xii) if the amount of payments of principal of or any premium or interest on the Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; (xiii) if the principal of or any premium or interest on the Offered Debt Securities will be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which those payments will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xiv) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the maturity thereof; and (xv) any other terms of the series (which will not be inconsistent with the provisions of the Indenture, except as otherwise permitted). (Section 301)

  Unless otherwise provided and except with respect to Book-Entry Securities, principal of and premium, if any, and interest, if any, on Debt Securities will be payable, and the transfer of Debt Securities will be registrable, at the Corporate Trust Office of the Trustee, except that, at the option of the Company, interest may be paid by mailing a check to, or by wire transfer to, the Holders entitled thereto. (Sections 301 and 305)

  For a description of payments of principal of, and premium, if any, and interest on, and transfer of, Book-Entry Securities, and exchanges of Global Securities representing Book-Entry Securities, see "Book-Entry Securities."

  Unless otherwise indicated in the Prospectus Supplement relating thereto and except with respect to Book-Entry Securities, Debt Securities will be issued only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305)

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. (Section 101)

CERTAIN COVENANTS OF THE COMPANY

 Restriction on Liens

  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Debt which is secured by a mortgage, pledge, security interest or lien (any mortgage, pledge, security interest or lien being hereinafter referred to as a "lien" or "liens") upon any Principal Property of the Company or of any Restricted Subsidiary or upon any shares of stock or Debt issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that the Debt Securities entitled to the benefits of this covenant (together with, if the Company so determines, any other indebtedness of or guaranty by the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Debt Securities) will be secured equally and ratably with (or at the Company's option, prior to) such secured Debt so long as such Debt is so secured; provided, however, that the foregoing will not restrict or apply to Debt secured by (a) liens on property of, or shares of stock or Debt issued by, any Subsidiary existing at the time such Subsidiary becomes a Restricted Subsidiary; provided, that such lien has not been incurred in connection with the transfer by the Company or a Restricted Subsidiary of a Principal Property to such Subsidiary unless the Company, within 180 days of the effective date of such transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the fair value, as determined by the Board of Directors, of such Principal Property at the time of such transfer, to the retirement of Debt Securities or other Debt of the Company (other than Debt subordinated to the Debt Securities), or Debt of any Restricted Subsidiary (other than Debt owed to the Company or any Restricted Subsidiary), having a stated maturity (i) more than 12 months from the date of such application or (ii) which is extendable at the option of the obligor thereon to a date more than 12 months from the date of such applications; (b) liens on any property or shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, or liens to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property, shares of stock or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof; (c) liens on any property to secure all or any part of the cost of development, construction, alteration, repair or improvement of all or any part of such property, or to secure Debt incurred prior to, at the time of, or within 180 days after, the completion of such development, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost; (d) liens which secure

Debt owing by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or by the Company to a Restricted Subsidiary so long as the Debt is held by the Company or a Restricted Subsidiary; (e) liens securing Debt of a corporation or other Person which becomes a successor of the Company in accordance with the terms of the Indenture other than Debt incurred by such corporation or other Person in connection with a consolidation, merger or sale of assets in accordance with the terms of the Indenture; (f) liens on property of the Company or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction, alteration, repair or improvement of the property subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financing), or in favor of any trustee or mortgagee for the benefit of holders of indebtedness of any such entity incurred for any such purpose; (g) liens securing Debt which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals to be produced from the property subject thereto and to be sold or delivered by the Company or a Subsidiary, including any interest of the character commonly referred to as a "production payment"; (h) liens created or assumed by a Subsidiary on oil, gas, coal or other mineral property, owned or leased by a Subsidiary, to secure Debt of such Subsidiary for the purpose of developing such property, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither the Company nor any Subsidiary shall assume or guarantee such Debt or otherwise be liable in respect thereof; (i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) to (h), inclusive, or of any Debt secured thereby; provided, that such extension, renewal or replacement lien is limited to all or any part of the same property that secured the lien extended, renewed or replaced (plus any improvements and construction on such property) and will secure at the time of such extension, renewal or replacement no larger amount of Debt and, in the case of clause
(d), that the Debt being secured thereby is being secured for the same type of Person as the Debt being replaced; and (j) liens not permitted by clauses (a) through (i) above if at the time incurring such lien, the aggregate amount of the related Debt plus all other Debt of the Company and its Restricted Subsidiaries secured by liens which would otherwise be subject to the foregoing restrictions after giving effect to the retirement of any Debt which is currently being retired (not including Debt permitted to be secured under clauses (a) through (i) above), plus the aggregate Attributable Debt (determined as of the time of incurring such lien) of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by subsections (a) and (b) of Section 1005 of the Indenture) entered into after June , 1996 and in existence at time of incurring such lien (less the aggregate amount of proceeds of such Sale and Leaseback Transactions which has been applied in accordance with subsection (c) of Section 1005 of the Indenture), does not exceed 10% of Consolidated Net Tangible Assets. (Section
1004)

 Restriction on Sale and Leaseback Transactions

  The Indenture further provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement after June , 1996 with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing as lessee by the Company or a Restricted Subsidiary of any Principal Property (except a lease for a term not to exceed three years by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued and a lease which secures or relates to industrial revenue or pollution control bonds or similar financing), which was or is owned by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such Person more than 180 days after the completion of construction and commencement of full operation of such property by the Company or such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "Sale and Leaseback Transaction"), unless (a) the Company or such Restricted Subsidiary would, at the time of entering into such Sale and Leaseback Transaction, be entitled as described in clauses (a) through (i) set forth under "Restrictions on Liens" above, without equally and ratably securing the Debt Securities to issue, assume or guarantee Debt secured by a lien on such Principal

Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction without equally and ratably securing the Debt Securities pursuant to the Indenture; or (b) the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after June , 1996 (other than such Sale and Leaseback Transactions as are permitted as described in clause (a) above or clause (c) below), plus the aggregate principal amount of Debt secured by liens on Principal Properties then outstanding (not including any such Debt secured by liens described in clauses (a) through (i) set forth under "Restrictions on Liens" above) which do not equally and ratably secure the Debt Securities, would not exceed 10% of Consolidated Net Tangible Assets; or (c) the Company, within 180 days after any such sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value, as determined by the Board of Directors, of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction to the retirement of Debt Securities or other Debt of the Company (other than Debt subordinated to the Debt Securities), or Debt of any Restricted Subsidiary (other than Debt owed to the Company or any Restricted Subsidiary), having a stated maturity (i) more than 12 months from the date of such application or (ii) which is extendable at the option of the obligor thereon to a date more than 12 months from the date of such application; provided, that the amount to be so applied will be reduced by (x) the principal amount of Debt Securities delivered to the Trustee for retirement and cancellation within 180 days after such sale or transfer, and (y) the principal amount of any such Debt of the Company or a Restricted Subsidiary other than Debt Securities voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in clause (c) of the preceding sentence may be effected by payment at Maturity. (Section 1005)

 Certain Definitions (Section 101)

  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges and any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Consolidated Net Tangible Assets" means the aggregate amount of assets of the Company and its consolidated subsidiaries (less applicable reserves) after deducting therefrom (a) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities except for current maturities of long-term debt, current maturities of capitalized lease obligations, indebtedness for borrowed money having a maturity of less than 12 months from the date of the most recent audited consolidated balance sheet of the Company, but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower, and deferred income taxes which are classified as current liabilities, all as reflected in the audited consolidated balance sheet contained in the Company's most recent annual report to its shareholders under Rule 14a-3 of the Exchange Act, prior to the time as of which "Consolidated Net Tangible Assets" is being determined.

  "Debt" means indebtedness for borrowed money.

  "Person" means, except as provided in Article Six of the Indenture, any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Principal Property" means any manufacturing plant or production, transportation or marketing facility or other similar facility located within the United States (other than its territories and possessions) and owned by, or leased to, the Company or any Restricted Subsidiary, the book value of the real property, plant and equipment of which (as shown, without deduction of any depreciation reserves, on the books of the owner or owners) is not less than 1.5% of Consolidated Net Tangible Assets as of the date on which such facility is acquired or a leasehold interest therein is acquired.

  "Restricted Subsidiary" means any Subsidiary substantially all the property of which is located, or substantially all the business of which is carried on, within the United States (other than its territories and possessions) which shall at the time, directly or indirectly, through one or more Subsidiaries or in combination with one or more other Subsidiaries or the Company, own or be a lessee of a Principal Property.

  "Subsidiary" means, with respect to the Company, a corporation of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of its directors is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

EVENTS OF DEFAULT

  An Event of Default with respect to the Debt Securities of any series is defined in the Indenture as: (a) default in payment of interest on any Debt Security of that series, which continues for 30 days; (b) default in payment of principal of or premium, if any, on any Debt Security of that series at maturity; (c) default in the deposit of any sinking fund payment when due in respect of that series; (d) default in the performance or breach of any other covenant of the Company in the Indenture (other than a default in the performance or breach of a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), which continues for 60 days after due notice (as described in the Indenture) by the Trustee or by Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series; (e) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Debt Securities of any series other than that series) or any Subsidiary in an aggregate principal amount of at least $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including the Indenture) or any Subsidiary in an aggregate principal amount of at least $25,000,000, whether such indebtedness now exists or hereafter is created, which default constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or has resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, or such indebtedness having been discharged, within a period of 30 days after there shall have been given, by registered or certified mail to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled or such indebtedness to be discharged and stating that such notice is a Notice of Default under the Indenture; provided, however, that, subject to the provisions of Sections 601 and 602 of the Indenture, the Trustee will not be deemed to have knowledge of such default unless either (i) a responsible officer of the Trustee has actual knowledge of such default or
(ii) the Trustee has received written notice of such default from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; (f) certain events of bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

  The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of (and all accrued and unpaid interest on) all Debt Securities of that series to be due and payable immediately, but under certain conditions such declaration may be rescinded and annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the Debt Securities of that series and certain other specified defaults) may be waived by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of that series on behalf of the Holders of all Debt Securities of that series. (Sections 502 and 513)

  The Indenture provides that if a default occurs under the Indenture with respect to Debt Securities of any series at the time Outstanding, the Trustee will give the Holders of the Outstanding Debt Securities of that series notice of such default as and to the extent provided by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); provided, however, that such notice will not be given with respect to Outstanding Debt Securities of any series until at least 30 days after the occurrence of that default if that default is in the performance of a covenant in the Indenture other than for the payment of the principal of or premium, if any, or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. For the purpose of the provision described in this paragraph, the term default with respect to any series of Outstanding Debt Securities means any event which is, or after notice or lapse of time or both would become, an "Event of Default" specified in the Indenture with respect to Debt Securities of such series. (Section 602)

  The Indenture contains a provision entitling the Trustee to be indemnified by the Holders of any series of Outstanding Debt Securities before proceeding to exercise any right or power vested in it under the Indenture at the request or direction of the Holders of such series of Debt Securities. (Section 603) The Trustee is required, during a default, to act with the standard of care provided in the Trust Indenture Act. (Section 601) The Indenture provides that the Holders of a majority in principal amount of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series; provided, that the Trustee may decline to act if: (a) such direction is contrary to law or the Indenture; (b) the Trustee in good faith determines that the action so directed would involve the Trustee in personal liability for which it has not been adequately indemnified or would be unduly prejudicial to Holders not joining in such direction. (Section 512)

  The Indenture includes a covenant that the Company will file annually with the Trustee a certificate concerning its compliance with the Indenture. (Section 1009)

MODIFICATION OF THE INDENTURE AND WAIVER OF COVENANTS

  Modifications and amendments may be made by the Company and the Trustee to the Indenture, without the consent of any Holder of any Debt Security of any series, to add covenants and Events of Default, and to make provisions with respect to other matters and issues arising under the Indenture, provided that any such provision does not adversely affect the rights of the Holders of Debt Securities of any series in any material respect. (Section 901)

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof, the premium, if any, thereon or the rate of interest thereon, of any Debt Security of any series, (b) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or (c) effect certain other changes. (Section 902) The Indenture also permits the Company to omit compliance with certain covenants in the Indenture with respect to the Debt Securities of any series upon waiver by the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of such series. (Section
1010)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person and the Company may not permit any Person to consolidate with or merge into the Company, unless: (a) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety is a corporation, partnership or trust, organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes the Company's obligations on the Outstanding Debt Securities and under the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which is an obligation of the successor Person or becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, would have happened and be continuing; (c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a lien which would not be permitted by the Indenture, the Company or such successor Person, as the case may be, takes such steps as are necessary effectively to secure the Debt Securities equally and ratably with (or prior to) all indebtedness secured thereby; and (d) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with the transaction, such supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture provided for relating to such transaction have been complied with.

BOOK-ENTRY SECURITIES

  The following description of Book-Entry Securities will apply to any series of Debt Securities issued in whole or in part in the form of a Global Security or Securities except as otherwise provided in the Prospectus Supplement relating thereto.

  Upon issuance, all Book-Entry Securities of like tenor and having the same date of original issue will be represented by one or more Global Securities. Each Global Security representing Book Entry Securities will be deposited with, or on behalf of, the Depositary, which will be a clearing agent registered under the Exchange Act. The Global Security will be registered in the name of the Depositary or a nominee of the Depositary.

  Ownership of beneficial interests in a Global Security representing Book-Entry Securities will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold beneficial interests through participants. In addition, ownership of beneficial interests by participants in such a Global Security only will be evidenced by, and the transfer of those ownership interests only will be effected through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such a Global Security by persons that hold through participants only will be evidenced by, and the transfer of those ownership interests within such participant only will be effected through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Payment of principal of and any premium and interest on Book-Entry Securities represented by a Global Security registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Book-Entry Securities. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to, or payments made on account of, beneficial ownership interests in a Global Security representing such Book-Entry Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by the Depositary's procedures, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

  No Global Security described above may be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee of the Depositary to a successor Depositary or a nominee of such successor Depositary.

  A Global Security representing Book-Entry Securities is exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, if (a) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (b) the Company in its sole discretion determines that such Global Security shall be exchangeable for definitive Debt Securities in registered form or (c) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities of such series. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, and, unless otherwise specified in the Prospectus Supplement relating thereto, in denominations of $1,000 and integral multiples thereof. Such definitive Debt Securities will be registered in the name or names of such person or persons as the Depositary instructs the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such Global Security.

  Except as provided above, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture and no Global Security representing Book-Entry Securities will be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices in the event that the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DISCHARGE OR DEFEASANCE OF DEBT SECURITIES IN CERTAIN CIRCUMSTANCES

  Defeasance and Discharge. The Indenture will cease to be of further effect (except as to any surviving rights for the registration of the transfer or exchange of Debt Securities expressly provided for in the Indenture) if: (a) all Outstanding Debt Securities (other than destroyed, lost or stolen Debt Securities which have been replaced or paid and Debt Securities, the payment for which has been held in trust and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) (1) all Debt Securities not previously delivered to the Trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and (2) the Company has deposited with the Trustee, as trust funds, an amount sufficient to pay and discharge the entire indebtedness on the Outstanding Debt Securities for principal and any premium and interest to the date of such deposit or to maturity or redemption, as the case may be. Such trust may only be established if (a) the Company has paid or caused to be paid all other sums payable by the Company under the Indenture and (b) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

  The Indenture provides that the terms of any series of Debt Securities may provide the Company with the option to discharge its indebtedness represented by such series of Debt Securities or to cease to be obligated to comply with certain covenants under the Indenture. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, to pay the principal of and premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series at the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such trust may only be established if (a) in the case of Debt Securities of any series which are then listed on the New York Stock Exchange, the Company has delivered to the Trustee an opinion of counsel, stating that the Company's exercise of this defeasance option will not cause the Debt Securities to be delisted; (b) no Event of Default or event (including such deposit in trust) that with notice or lapse of time or both would become an Event of Default with respect to Debt Securities of a series has occurred and is continuing on the date of such deposit; (c) the Company has delivered to the Trustee (1) an opinion of counsel, stating that the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of this defeasance option and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the Company had not exercised this option and (2) in the case of Debt Securities of such series being discharged, either a private letter ruling to that effect received from the U.S. Internal Revenue Service (the "IRS") or a revenue ruling pertaining to a comparable form of transaction to that effect published by the IRS or evidence of a change in applicable Federal income tax law occurring after the date of the Indenture; and (d) if the Company is to be discharged with respect to Debt Securities of such series, no Event of Default or event that with notice or lapse of time or both would become an Event of Default with respect to Debt Securities of such series has occurred and is continuing at any time during the period ending on the 123rd day after the date of deposit by the Company. (Section 1302) In the event the Company exercises this option and the Debt Securities of a series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations, as the case may be, on deposit with the Trustee will be sufficient to pay the amounts due on the Debt Securities of a series at the time of their maturity but may not be sufficient to pay the amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

TRUSTEE

  The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 610) In the event that two or more persons are acting as trustee with respect to different series of Debt Securities, each such Trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee (Section 611), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Securities for which it is Trustee.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities being offered hereby in any of four ways: (i) through agents, (ii) through underwriters, (iii) through dealers or
(iv) directly to purchasers.

  Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of Debt Securities in respect of which this Prospectus is being delivered, will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in that Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. The Company will have the sole right to accept offers to purchase Debt Securities and may reject any proposed offer in whole or in part. Any such agent will have the right, in its sole discretion, to reject any offer received by it to purchase Debt Securities in whole or in part. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale of Debt Securities in respect of which this Prospectus is being delivered, the Company will execute an underwriting agreement with such underwriters at the time of the sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of Debt Securities in respect of which this Prospectus is being delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If a dealer is utilized in the sale of Debt Securities in respect of which this Prospectus is being delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If the Company offers and sells directly to a purchaser or purchasers Debt Securities in respect of which this Prospectus is being delivered and such purchasers are involved in the reoffer or resale of such Debt Securities, then such purchasers in respect thereof may be deemed to be underwriters as that term is defined in the Securities Act and will be named and the terms of such reoffers or resales will be set forth in a Prospectus Supplement. Such purchasers may then reoffer and resell such Debt Securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable Prospectus Supplement. Purchasers of Debt Securities directly from the Company may be entitled under agreements which they may enter into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company in the ordinary course of their business or otherwise.

  The place and time of delivery for the Debt Securities in respect of which this Prospectus is being delivered will be as set forth in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus and the Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon incorporated by reference. Such consolidated financial statements have been incorporated herein and therein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                        VALIDITY OF THE DEBT SECURITIES

  The validity of the Debt Securities offered hereby will be passed upon for the Company by Augustine A. Mazzei, Jr., Esq., the Company's Senior Vice President and Chief Legal Officer, and by Reed Smith Shaw & McClay, Pittsburgh, Pennsylvania, counsel to the Company. On June 17, 1996, Mr. Mazzei beneficially owned 13,468 shares of the Company's common stock and held stock options to purchase an additional 18,500 shares of such stock. Certain legal matters relating to the Debt Securities offered hereby will be passed upon for any underwriter, dealer or agent by Kirkpatrick & Lockhart LLP, Pittsburgh, Pennsylvania.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Estimated expenses of the Company in connection with the issuance and distribution of the Debt Securities, other than underwriting discounts and commissions, are as follows:

   Registration fee............................................... $ 58,000.00
   Rating agency fees.............................................   53,000.00
   Trustee's fees, including counsel and authentication fees and
    expenses......................................................   25,000.00
   Accounting fees and expenses...................................   35,000.00
   Legal fees and expenses........................................   60,000.00
   Blue Sky fees and expenses.....................................   15,000.00
   Printing expense...............................................   20,000.00
   Other..........................................................   10,000.00
                                                                   -----------
   Total Expenses................................................. $276,000.00
                                                                   ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

  PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

  (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

  (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

  (3) by the shareholders.

  Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

  PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

  PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

  Article IV of the By-Laws of the Company provides that the directors, officers, agents and employees of the Company shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another enterprise at the request of the Company.

  PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

  Article IV of the By-Laws of the Company provides that the Company may purchase and maintain insurance to protect itself and any director, officer, agent or employee entitled to indemnification under that Article IV against any liability asserted against such person and incurred by such person in respect of the service of such person to the Company, whether or not the Company would have the power to indemnify such person against such liability by law or under the provisions of that Article IV.

  The Company maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the Company may receive reimbursement for amounts as to which the directors and officers are indemnified by the Company under the foregoing By-Law indemnification provision. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing By-Law indemnification provision.

  As permitted by PBCL Section 1713, the Articles and By-Laws of the Company provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acts in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

  In June, 1987, the Company entered into a separate Indemnity Agreement with each of its then directors and officers. These Indemnity Agreements provide a contractual right to indemnification against expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses, and contain additional provisions regarding the determination of entitlement, settlement of proceedings, insurance, rights of contribution, and other matters.

ITEM 16. EXHIBITS.

Number

1.1   Form of Underwriting Agreement.

1.2   Form of Distribution Agreement.

4.1 Form of Indenture dated as of June , 1996 providing for issuance of Debt Securities.

5.1   Opinion and consent of Augustine A. Mazzei, Jr., Esq.

12.1  Computation of Ratio of Earnings to Fixed Charges.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of Augustine A. Mazzei, Jr., Esq., contained in Exhibit 5.1.

23.3  Consent of Reed Smith Shaw & McClay.

24.1 Power of Attorney is set forth on page II- of the registration statement.

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank of Montreal Trust Company, as Trustee.

ITEM 17. UNDERTAKINGS.

 (a) Rule 415 offering.

  The undersigned hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference in the registration statement;

  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) Filings incorporating subsequent 1934 Act documents by reference.

  The undersigned hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (h) Request for Acceleration of Effective Date.

  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

 (i) Rule 430A Offerings.

  The undersigned hereby undertakes that:

  (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 26, 1996.

                                          EQUITABLE RESOURCES, INC.

                                               /s/ Frederick H. Abrew
                                          By:  ________________________________
                                              Frederick H. Abrew, President
                                              and Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints FREDERICK H. ABREW, A. MARK ABRAMOVIC and AUGUSTINE A. MAZZEI, JR., and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 26, 1996.

      SIGNATURE                           TITLE

/s/ Frederick H. Abrew      President and Chief Executive Officer (Principal
- -------------------------   Executive Officer)
Frederick H. Abrew

/s/ A. Mark Abramovic       Vice President and Chief Financial Officer
- -------------------------   (Principal Financial Officer)
A. Mark Abramovic

/s/ Augustine M. Mazzei, Jr.Senior Vice President and Chief Legal Officer
- -------------------------
Augustine M. Mazzei, Jr.

/s/ Jeffrey C. Swoveland    Vice President--Finance and Treasurer (Chief
- -------------------------   Accounting Officer)
Jeffrey C. Swoveland

      SIGNATURE                           TITLE
      ---------                           -----

/s/ Paul Christiano             Director
- -------------------------
Paul Christiano

/s/ E. Lawrence Keyes, Jr.      Director
- -------------------------
E. Lawrence Keyes, Jr.

/s/ Thomas A. McConomy          Director
- -------------------------
Thomas A. McConomy

/s/ Donald I. Moritz            Director
- -------------------------
Donald I. Moritz

/s/ Malcolm M. Prine            Director
- -------------------------
Malcolm M. Prine

/s/ James E. Rohr               Director
- -------------------------
James E. Rohr

/s/ Phyllis A. Savill           Director
- -------------------------
Phyllis A. Savill

/s/ David S. Shapira            Director
- -------------------------
David S. Shapira

/s/ J. Michael Talbert          Director
- -------------------------
J. Michael Talbert

                           EQUITABLE RESOURCES, INC.

                                DEBT SECURITIES
                                 ------------

                       REGISTRATION STATEMENT ON FORM S-3
                                 ------------

             EXHIBIT INDEX (PURSUANT TO ITEM 601 OF REGULATION S-K)

                                                                    PAGE NUMBER
                                                                        IN
                                                                    SEQUENTIAL
 EXHIBIT                                                             NUMBERING
   NO.   DESCRIPTION                                                  SYSTEM
 ------- -----------                                                -----------
 1.1     Form of Underwriting Agreement.                                 --
 1.2     Form of Distribution Agreement.                                 --
 4.1     Form of Indenture dated as of June  , 1966 providing for
         issuance of Debt Securities.                                    --
 5.1     Opinion and consent of Augustine A. Mazzei, Jr., Esq.           --
 12.1    Computation of Ratio of Earnings to Fixed Charges.              --
 23.1    Consent of Ernst & Young, LLP.                                  --
 23.2    Consent of Augustine A. Mazzei, Jr., Esq., contained in
         Exhibit 5.1.                                                    --
 23.3    Consent of Reed Smith Shaw & McClay.                            --
 24.1    Power of Attorney is set forth on page II-5 of the
         Registration Statement.                                         --
 25.1    Form T-1 Statement of Eligibility and Qualification
         under the Trust Indenture Act of 1939 of Bank of
         Montreal Trust Company, as Trustee.                             --